AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2000
                                                      REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                               PACKAGED ICE, INC.
             (Exact name of Registrant as specified in its charter)

                 TEXAS                                 76-0316492
      (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)             Identification Number)

                          8572 KATY FREEWAY, SUITE 101
                              HOUSTON, TEXAS 77024
                    (Address of principal executive offices)
                                   (Zip Code)

               PACKAGED ICE, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of the plan)

                                 JAMES F. STUART
                             CHIEF EXECUTIVE OFFICER
                          8572 KATY FREEWAY, SUITE 101
                              HOUSTON, TEXAS 77024
                                  (713) 464-9384
                    (Name and address, including zip code, and
                      telephone number of agent for service)

                                   COPIES TO:
                                 ALAN SCHOENBAUM
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
                               300 CONVENT STREET
                                   SUITE 1500
                            SAN ANTONIO, TEXAS 78205
                                 (210) 281-7000

----------------------

                                   CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                           PROPOSED         PROPOSED
                                                           MAXIMUM          MAXIMUM
                                                           OFFERING         AGGREGATE        AMOUNT OF
TITLE OF SECURITIES                     AMOUNT TO BE         PRICE           OFFERING       REGISTRATION
TO BE REGISTERED                        REGISTERED (1)    PER SHARE(2)      PRICE(2)           FEE(2)
----------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share    250,000          $3.8125          $953,125         $251.63
==========================================================================================================

(1) Issuable upon the exercise of options available for grant under the Packaged Ice, Inc. 2000 Employee Stock Purchase Plan. The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). The calculation of the proposed maximum offering price is based upon the aggregate exercise price for shares of common stock issuable upon the exercise of options available for grant under the Employee Stock Purchase Plan, and is based upon the average of the high and low sales prices of the common stock of Packaged Ice on March 22, 2000, as reported by the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      NOTE. The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. SEE Rule 428(a)(1) of the Securities Act.

                               PACKAGED ICE, INC.

                       ----------------------------------

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                         250,000 SHARES OF COMMON STOCK

                       ----------------------------------


     THIS INFORMATION STATEMENT RELATES TO 250,000 SHARES OF OUR COMMON STOCK ISSUABLE PURSUANT TO THE TERMS OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN


                       ----------------------------------


   THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
                            BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933.

                       ----------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this information statement. Any representation to the contrary is a criminal offense.

                 THE DATE OF THIS PROSPECTUS IS MARCH 28, 2000.

                                  INTRODUCTION

            The shares of common stock to which this prospectus relates are to be issued upon the exercise of options to be granted to all regularly employed full-time employees of Packaged Ice and our subsidiaries pursuant to the terms of the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the provisions of the Employee Stock Purchase Plan will be construed in a manner consistent with the requirements of Section 423 of the Internal Revenue Code.

            This information statement relates to 250,000 shares of common stock for issuance under the Employee Stock Purchase Plan, subject to adjustment in certain events. The Employee Stock Purchase Plan was adopted by our Board of Directors on December 13, 1999. The Employee Stock Purchase Plan is effective as of the filing of the registration statement of which this prospectus is a part.

            The purpose of the Employee Stock Purchase Plan is to provide eligible employees of Packaged Ice and our designated subsidiaries with an opportunity to acquire an interest in Packaged Ice through the purchase of our common stock.

            The Employee Stock Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974.

            You may sell all or any part of the shares of common stock acquired under the Employee Stock Purchase Plan publicly without restriction from time to time if you are not deemed to be our "affiliate" within the meaning of the Securities Act. We will not receive any of the proceeds of any such resales. As more fully described below, if you are an affiliate, you may generally sell shares acquired under the Employee Stock Purchase Plan only by compliance with the applicable requirements of Rule 144 under the Securities Act, except for the one-year holding period requirement, or pursuant to a reoffering prospectus or other registration statement filed by us under the Securities Act, if such a prospectus or other registration statement is so filed and becomes effective under the Securities Act. An affiliate is generally defined to be a person who directly or indirectly controls, or is controlled by, or is under common control with, Packaged Ice. You should consult counsel for additional information regarding impediments with respect to your purchase and sale of common stock. However, as explained further below, there are certain tax advantages to holding the stock acquired through the Employee Stock Purchase Plan through the holding period (described below).

            A summary of the material features of the Employee Stock Purchase Plan is set forth below and is qualified in its entirety by reference to the actual Employee Stock Purchase Plan. The actual Employee Stock Purchase Plan and additional information concerning the Employee Stock Purchase Plan may be obtained, upon written or oral request, from

                               Packaged Ice, Inc.
                              attn: Human Resources
                          3535 Travis Street, Suite 170
                               Dallas, Texas 75204
                               Tel: (800) 947-5870

The actual Employee Stock Purchase Plan is also attached as an exhibit to the registration statement on Form S-8 of which this prospectus is a part.


                             DESCRIPTION OF THE PLAN


WHO ADMINISTERS THE EMPLOYEE STOCK PURCHASE PLAN?

            The Employee Stock Purchase Plan is administered by a committee of at least three members of our board of directors who have been appointed by the board and who are "non-employee directors" within the meaning of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended. The committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The initial administrator of the Employee Stock Purchase Plan will be Morgan Stanley Dean Witter. You may contact the administrator at the following address:

                           Morgan Stanley Dean Witter
                           Harborside Financial Center
                               Plaza 2, 7th Floor
                             Jersey City, NJ 07311.

After April 3, 2000, a toll free number will be available for contacting the administrator regarding the Employee Stock Purchase Plan. The committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the committee shall be fully effective as if it had been made at a meeting duly held. Packaged Ice will pay all expenses incurred in the administration of the Plan. No member of the committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the committee shall be fully indemnified by Packaged Ice with respect to any such action, determination or interpretation.

WHO IS ELIGIBLE TO PARTICIPATE IN THE EMPLOYEE STOCK PURCHASE PLAN?

            You may be eligible for participation in the Employee Stock Purchase Plan, if, for tax purposes, you are an employee of Packaged Ice or one of the subsidiaries designated to participate in the plan ("designated subsidiaries") and you are customarily scheduled to work more than 20 hours per week and you are customarily employed five months or more in any calendar year.

            Notwithstanding the foregoing, you may not be granted an option if, upon such grant, you would own and/or hold immediately thereafter, by applying the rules of Section 424(d) of the Code in determining stock ownership shares, outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of Packaged Ice.

HOW DO I ENROLL IN THE EMPLOYEE STOCK PURCHASE PLAN?

            For purposes of the Employee Stock Purchase Plan and subject to the discretion of the committee, the "offering period" will be a period of time commencing on the first business day of each calendar quarter (the "offering date") and ending on the last business day of such quarter. The initial offering period ends on March 31, 2000. The next offering period will commence on April 3, 2000 and a new offering period will commence on each offering date thereafter until the Employee Stock Purchase Plan is terminated through the grant of all shares under the plan or the earlier termination by the Board of Directors.

            If you are an eligible employee prior to an offering date, as defined below, you may elect to participate in the Employee Stock Purchase Plan on such date by properly completing an authorization form and submitting it to the administrator at the address listed above by the deadline to be announced by Packaged Ice prior to the beginning of the next offering period. IF YOU HAVE PREVIOUSLY ENROLLED FOR THE FIRST OFFERING PERIOD ENDING ON MARCH 31, 2000, YOU MAY WITHDRAW YOUR ENROLLMENT AT ANY TIME ON OR PRIOR TO MARCH 31, 2000 BY CONTACTING THE HUMAN RESOURCES DEPARTMENT OF PACKAGED ICE AT (800) 947-5870.

            If you become an eligible employee during an offering period, you may elect to participate in the next offering period by completing an authorization form by the deadline to be announced by Packaged Ice prior to the beginning of the next offering period or it will be effective for the next following offering period.

            You will cease to be eligible to participate in the Employee Stock Purchase Plan upon the earliest to occur of: (i) the date you are no longer an eligible employee; (ii) the first day of the offering period following the date on which you cease to contribute to the Employee Stock Purchase Plan or (iii) the date on which you withdraw from the Employee Stock Purchase Plan.

HOW DO I MAKE CONTRIBUTIONS TO THE EMPLOYEE STOCK PURCHASE PLAN?

            If you elect to participate in the Employee Stock Purchase Plan, you must submit a proper authorization form instructing Packaged Ice to deduct from your compensation an amount selected by you, up to any limit imposed by the committee, that will be used to purchase common stock under the Employee Stock Purchase Plan. You may increase or decrease such payroll deduction effective as of the beginning of each offering period, provided you file such request by the deadline to be announced by Packaged Ice prior to the beginning of the next offering period or it will be effective for the next following offering period. You may also make one lump sum payment into your account per offering period, if not specifically prohibited by the committee for that offering period, as long as you have not had the maximum amount withheld during the offering period if such an amount has been established by the committee.

            Packaged Ice will not make any contributions under the Employee Stock Purchase Plan. All contributions made under the Employee Stock Purchase Plan may be used by us for any corporate purpose and we will not be obligated to segregate such contributions. You will not be permitted to purchase more than $25,000 worth of shares during any year.

            The committee will maintain an account for you in the Employee Stock Purchase Plan and credit your contributions to such account. Amounts held in your account will not earn interest.

WHICH SHARES ARE SUBJECT TO THE EMPLOYEE STOCK PURCHASE PLAN?

            The aggregate number of shares of common stock which may be acquired upon the exercise of options under the Employee Stock Purchase Plan will not exceed 250,000, subject to adjustment in certain circumstances. The source of shares subject to options may be treasury, open market purchase, or new issue.

HOW MANY OPTIONS WILL I BE GRANTED AND WHEN WILL THEY BE EXERCISABLE?

            On each offering date, we will grant you an option to purchase the maximum number of full shares of common stock equal to the amount you have contributed to the Employee Stock Purchase Plan during the offering period (plus any dividends paid on such shares held in your account) divided by 85% of the lower of (i) the fair market value of a share of common stock on the offering date or (ii) the fair market value of a share of common stock on the exercise date. For example, assume that the offering period is April 3, 2000 to June 30, 2000. The fair market value of a share of Company common stock on the offering date (April 3, 2000) is $5.00 and the fair market value of a share of Company common stock on the exercise date (June 30, 1999) is $6.00. Eighty-five percent of $5.00 is $4.25 and 85% of $6.00 is $5.10. The purchase price of the shares in this offering would be the lower of these amounts or $4.25. Therefore, if you had accumulated $850 in your account during the offering period, you would purchase 200 shares on the exercise date ($850 / $4.25 = 200).

            If the total number of shares which would otherwise be subject to options granted under the Employee Stock Purchase Plan on an offering date exceeds the number of shares available under the Employee Stock Purchase Plan, the committee will make a pro rata allocation of the remaining shares available for grant in as uniform a manner as is practicable and as the committee determines to be equitable. In such event, the committee will provide you with written notice of such reduction of the number of option shares affected thereby and will reduce the rate of payroll deductions, if necessary.

            For purposes of the Employee Stock Purchase Plan, "fair market value" as of a particular date means (i) the last reported sale price (on that date) of the common stock on the

Nasdaq National Market or such other established stock exchange or national market system on which the common stock is listed; or (ii) if the common stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean of the closing bid and asked prices for the common stock on the date of such determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or
(iii) in the absence of an established market for the common stock, the fair market value thereof shall be determined in good faith by the Board.

            For purposes of the Employee Stock Purchase Plan, "exercise date," or the date on which options issued under the Employee Stock Purchase Plan will be exercised, means the last business day prior to the next offering date in which payroll deductions are made under the Plan.

WHEN CAN I SELL MY COMMON STOCK?

            All common stock purchased upon exercise of an option will be registered in your name or, at your election, in your name and that of another person as joint tenants with rights of survivorship. Shares of common stock received upon a stock dividend or stock-split will be treated as having been purchased on the exercise date of the shares of common stock to which they relate. All such common stock will remain in your account until such time as you request a voluntary withdrawal. As promptly as practicable after receipt by the committee of a written request from you for withdrawal of common stock, Packaged Ice shall arrange the delivery to you of a stock certificate representing the shares of common stock which you wish to withdraw. Withdrawals may be made no more frequently than once each plan year unless approved by the committee in its sole discretion. You can sell your stock at any time; however, the tax consequences, as discussed below, will vary depending on when you sell your stock.

WHEN CAN I WITHDRAW FROM THE EMPLOYEE STOCK PURCHASE PLAN?

            You may withdraw all, but not less than all, of the payroll deductions, cash dividends and lump-sum payment amounts credited to your account (that have not been used to purchase shares of common stock) under the Employee Stock Purchase Plan at any time by giving written notice to Packaged Ice that is received prior to the exercise date. All such amounts credited to your account will be paid to you promptly after receipt of your notice of withdrawal and your option for the offering period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of shares of common stock will be made for you during that offering period, any additional cash dividends during that offering period will be distributed to you, and no further lump-sum payments for that offering period will be accepted. If you withdraw from an offering period, payroll deductions will not resume at the beginning of the next offering period unless you deliver to Packaged Ice a new authorization form. Your withdrawal from an offering period will not have any effect upon you eligibility to participate in a succeeding offering period or in any similar plan which may later be adopted by Packaged Ice.

WHAT HAPPENS UPON A TERMINATION OF EMPLOYMENT?

            Upon a termination of employment for any reason, all payroll deductions, cash dividends and any lump-sum payment credited to your account that have not been used to purchase shares of common stock will be returned (and any future cash dividends will be distributed) to you or, in the case of your death, to the person or persons entitled to them pursuant to your beneficiary designation, and in the absence of such designation, to the executor or administrator or your estate, or if there is no executor or administrator, to your spouse or to any one or more of your dependents or relatives, and your option will be automatically terminated.

            Your status as an employee is not considered terminated in the case of a leave of absence agreed to in writing by Packaged Ice (including, but not limited to, military and sick leave), provided that such leave is for a period of not more than ninety days or re-employment is guaranteed by contract or statute after such period.

WILL I RECEIVE ANY NOTICES?

            The Administrator will distribute to participants a quarterly statement detailing the number of shares such participant has purchased under the Employee Stock Purchase Plan and the price at which such shares have been purchased.

WILL I BE ABLE TO VOTE MY SHARES?

            Common stock held for your account is voted as you direct.

CAN THE EMPLOYEE STOCK PURCHASE PLAN BE AMENDED OR TERMINATED?

            The Employee Stock Purchase Plan may be terminated or amended at any time by our board of directors. Except as described in "Will Awards be Adjusted for Certain Corporate Events?," no such termination can adversely affect options previously granted and no such amendment can make any change to an option granted which adversely affects your rights. If stockholder approval is required to comply with any law, regulation or stock exchange rule, no amendment will be effective unless approved by our stockholders.

WILL AWARDS BE ADJUSTED FOR CERTAIN CORPORATE EVENTS?

            In the event of any increase, reduction, change or exchange of shares of common stock for a different number or kind of our shares or other securities by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise, the committee will conclusively determine the appropriate equitable adjustments, if any, to be made under the Employee Stock Purchase Plan, including without limitation adjustments to the number of shares of common stock which have been authorized for issuance under the Employee Stock Purchase Plan but have not yet been placed under option, as well as the price per share of common stock covered by each option under the Employee Stock Purchase Plan which has not yet been exercised.

ARE AWARDS TRANSFERABLE?

            Neither any payroll deduction credited to your account nor any rights with regard to the exercise of any option or to receive common stock under the Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way except by will or by the laws of descent and distribution. Any such attempt will be without effect, except that we may treat such act as an election to withdraw from the Employee Stock Purchase Plan.

GOVERNMENTAL REGULATIONS

            Our obligation to sell or deliver shares of common stock with respect to options granted under the Employee Stock Purchase Plan will be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all approvals by governmental agencies as may be deemed necessary or appropriate by the committee.

HOW WILL TAX WITHHOLDING WORK UPON EXERCISE?

            No federal income tax is due to be withheld or paid upon the exercise of an option under this plan.

TAX CONSEQUENCES

            The federal tax consequences of participating in the Employee Stock Purchase Plan are described below, and are based on an analysis of the current provisions of the Internal Revenue Code and the regulations promulgated thereunder, all of which are subject to change. The discussion addresses only federal income tax consequences to you as a citizen or resident of the United States for federal income tax purposes. You may also be subject to local taxes in the jurisdiction in which you work and/or reside. IF YOU CHOOSE TO PARTICIPATE IN THE EMPLOYEE STOCK PURCHASE PLAN, YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR TO DETERMINE THE IMPACT OF FEDERAL AND LOCAL TAXES WITH RESPECT TO YOUR PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE PLAN.

            The Employee Stock Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code.

            The options granted under the Employee Stock Purchase Plan are intended to be statutory stock options under Section 423 of the Internal Revenue Code. The tax treatment of the shares you purchase under your options will depend on how long you hold the shares after purchase as described below. There will be no tax due on the exercise date upon purchase of your shares under this plan.

            If you hold stock for more than one year after the exercise date AND for more than two years after the offering date, or if you die while owning the shares, you will realize ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (1) 15% of the fair market value of the stock on the offering date (or the purchase price discount if the purchase price is based solely on the exercise date fair market value); or
(2) the actual gain (the amount by which the fair market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of stock is treated as long-term capital gain. If the stock is sold and the sale price is less than the purchase price, there is no ordinary income, and you will have a long-term capital loss for the difference between the sale price and the purchase price. Ordinary income recognized by you upon a qualifying disposition constitutes taxable compensation. Packaged Ice is not entitled to a tax deduction for the amount of such income.

            If you sell the stock or otherwise dispose of it, including by way of gift (but not death, bequest or inheritance), within either the one-year or two-year holding periods discussed above (in either case, a "disqualifying disposition"), you will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the stock on the exercise date was greater than the purchase price. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the stock at the date of purchase is a capital gain or loss (which is long-term if the stock has been held more than one year). Ordinary income recognized by you upon a disqualifying disposition constitutes taxable compensation.

            The following example illustrates the general tax rules described above:

            On April 3, 2000, when the price of a share of Packaged Ice common stock is $5, Packaged Ice grants options to its eligible employees to purchase the stock at 85% of its fair market value ($4.25). You exercise the option at the end of the offering period (June 30, 2000) when a share of Packaged Ice company stock has a fair market value of $6.

            IF THE HOLDING PERIOD IS SATISFIED: You sell the stock on April 4, 2002, for $8: You recognized no income at grant or exercise, but at the time of sale you will recognize income of $.75 per share (i.e., the discount at grant). You will also recognize long-term capital gain equal to $3.00 per share. (Alternatively, if you sell the stock for $4.80, you will have only $.55 per share of ordinary income and no capital gain).

            IF THE HOLDING PERIOD IS NOT SATISFIED: If you dispose of the stock for $8 per share on April 3, 2001, then you will recognize $1.75 per share in ordinary income (i.e., the difference between the fair market value at exercise and the per share option price). In addition, you will recognize short-term capital gain of $2.00 per share. (Alternatively, if you sell the shares for $4.80, you will still recognize ordinary income equal to $1.75 per share and also recognize a short term capital loss equal to $1.20 per share, i.e., $4.25 purchase price + $1.75 income recognized.)

            Subject to the limitations of ss.162(m) of the Code, Packaged Ice will receive a deduction for federal income tax purposes to the extent that a participant realizes ordinary income on a disqualifying disposition. Packaged Ice will not receive a deduction if you meet the holding period requirements discussed above.

            In general, you will recognize ordinary income upon the payment of dividends with respect to shares of common stock issued under this Employee Stock Purchase Plan whether or not such shares are held in your account or held by you outside the Employee Stock Purchase Plan.


REOFFERS AND RESALES

            If you are our "affiliate" as that term is defined under Rule 144 under the Securities Act, any shares of common stock acquired by you under the Employee Stock Purchase Plan will be subject to the restrictions on resale set forth in Rule 144 under the Securities Act. The certificate(s) representing such share(s) may bear a legend indicating that the transfer of such shares is restricted. If you are an affiliate, you may not rely on this information statement in connection with any reoffer or resale of shares of common stock acquired under the Employee Stock Purchase Plan. However, as an affiliate, you may resell the shares of common stock acquired under the Employee Stock Purchase Plan pursuant to (1) the applicable provisions of Rule 144 (without regard to the applicable holding period requirement), (2) any other applicable exemption from the registration requirements of the Securities Act, or (3) a registration statement with respect to such shares under the Securities Act. Generally, if you are not our affiliate, you may freely sell the shares of common stock acquired under the Employee Stock Purchase Plan without regard to the requirements of Rule 144 or the registration requirements of the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, and Chicago. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public at the Commission's web site at HTTP://WWW.SEC.GOV.

            The Commission allows us to "incorporate by reference" the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this information statement. The information incorporated by reference is considered to be part of this information statement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended until all the shares covered by this information statement are sold.

      (a) Packaged Ice's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

      (b) The description of Packaged Ice's common stock contained in Packaged Ice's Form 8-A for registration of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, filed on September 1, 1998 and effective on January 27, 1999, file number 0-24851.

            You can request a copy of these filings, at no cost, by writing or calling us at the following address:

                               Packaged Ice, Inc.
                            Attn: Investor Relations
                          8572 Katy Freeway, Suite 101
                              Houston, Texas 77024
                               Tel: (713) 464-9384

            You should rely only on the information contained in this information statement or any supplement and in the documents incorporated by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this information statement or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

            This information statement is part of a registration statement we filed with the Commission. More information about the shares to be issued or reserved for issuance in connection with the Employee Stock Purchase Plan is contained in that registration statement and the exhibits filed along with the registration statement. Because information about contracts referred to in this information statement is not always complete, you should read the full contracts which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the Commission's public reference rooms or their web site.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed by Packaged Ice with the Commission, are incorporated by reference into this registration statement:

      o Packaged Ice's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and
      o The description of Packaged Ice's common stock contained in Packaged Ice's Form 8-A for registration of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, filed on September 1, 1998 and effective on January 27, 1999, file number 0-24851.

      In addition, all documents subsequently filed by Packaged Ice pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicate that all shares covered hereby have been sold or which deregister all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Akin, Gump, Strauss, Hauer & Feld, L.L.P. has served as counsel to Packaged Ice. Messrs. Cecil Schenker and Alan Schoenbaum, partners at Akin Gump, own 4,000 shares and 2,500 shares of Common Stock, respectively.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Pursuant to Article 2.02-1 of the Texas Business Corporation Act (the "Act") and subject to the procedures and limitations therein, Packaged Ice MAY indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because he or she is or was a director or officer, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) which are incurred by that person in connection with the proceeding. Such indemnification is permissible only if it is determined the person (i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in Packaged Ice's best interests, and in all other cases, that his or her conduct was not opposed to Packaged Ice's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. If a director or officer is made a named defendant or respondent in a proceeding because he or she is or was a director or officer, and if that person has been wholly successful, on the merits or otherwise, in the defense of the proceeding, then
Article 2.02-1 REQUIRES Packaged Ice to indemnify him or her against reasonable expenses (including court costs and attorneys' fees) incurred by him or her in connection with the proceeding.

      The Act provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Articles of Incorporation and the Bylaws of Packaged Ice provide for the indemnification by Packaged Ice of its directors and officers to the fullest extent permitted by the Act. In addition, as permitted by Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, Packaged Ice has provided in its Articles of Incorporation that a director of Packaged Ice shall not be liable to Packaged Ice or its shareholders or members for monetary damages for an act or omission in a director's capacity as director of Packaged Ice.

      Packaged Ice has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements provide that Packaged Ice shall indemnify any of these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal actions, proceedings or investigations (other than actions brought by or on behalf of Packaged Ice) to which any of them is, or is threatened to be, made a party by reason of his or her status as a director, officer or agent of Packaged Ice; PROVIDED that (i) with respect to a civil, administrative or investigative (other than criminal) action, such individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Packaged Ice, and (ii) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to any action brought by or on behalf of Packaged Ice, the agreements provide that any such individual may be indemnified, to the extent not prohibited by applicable laws, or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by him or her in connection with the action, if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Packaged Ice. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim, and they provide for partial indemnification in the case of any partially successful defense.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

      4.1 Restated Articles of Incorporation of Packaged Ice (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-4, File Number 333-29375, filed with the Commission on June 16, 1997).

      4.2 Articles of Amendment to the Restated Articles of Incorporation of Packaged Ice (incorporated by reference from Exhibit 3.2 to Packaged Ice's Registration Statement on Form S-1, File Number 333-60627, filed with the Commission on August 4, 1998).

      4.3 Amended and Restated Bylaws of Packaged Ice (incorporated by reference from Exhibit 3.5 to Packaged Ice's Registration Statement on Form S-4, File Number 333-29375, filed with the Commission on June 16, 1997).

      4.4 2000 Employee Stock Purchase Plan, dated effective as of January 1, 2000.

      4.5 Form of Stock Certificate of Common Stock of Packaged Ice (incorporated by reference from Exhibit 4.18 to Packaged Ice's Registration Statement on Form S-1, File Number 333-60627, filed with the Commission on August 4, 1998).

      5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the shares being issued.

      10.1 Authorization Form for enrolling in the Employee Stock Purchase Plan.

      23.1 Consent of Deloitte & Touche LLP.

      23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
Exhibit 5.1).

      24.1 Power of Attorney (included in signature pages attached hereto).

ITEM 9.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:
        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

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
individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed which the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Packaged Ice certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on March 28, 2000.

                                    PACKAGED ICE, INC.


                                    By:  /s/ JAMES F. STUART
                                         --------------------
                                         James F. Stuart
                                         Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James F. Stuart and James C. Hazlewood, with full power to act, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2000.

SIGNATURE                                                     TITLE
---------                                                     -----
 /S/ JAMES F. STUART
---------------------
 James F. Stuart                      Chief Executive Officer and Director (Principal Executive Officer)

 /S/ A.J. LEWIS III
--------------------
 A.J. Lewis III                       President and Director

 /S/ JAMES C. HAZLEWOOD
-------------------------
 James C. Hazlewood                   Chief Financial Officer (Principal Accounting and Financial Officer)

 /S/ RICHARD A. COONROD
------------------------
 Richard A. Coonrod                   Director

 /S/ ROBERT G. MILLER
--------------------
 Robert G. Miller                     Director

 /S/ STEVEN P. ROSENBERG
------------------------
 Steven P. Rosenberg                  Director

 /S/ DAVID J. LOSITO
--------------------
 David J. Losito                      Director

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